UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 25, 2026

Cadrenal Therapeutics, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-41596	88-0860746
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

822 A1A North, Suite 306

Ponte Vedra, Florida 32082

(Address of principal executive offices and zip code)

(904) 300-0701

(Registrant’s telephone number including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CVKD	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of CFO

On June 25, 2026, the Board of Directors (the “Board”) of Cadrenal Therapeutics, Inc. (the “Company”) appointed John P. Sharp as Interim Chief Financial Officer of the Company. In connection with the appointment, Quang X. Pham ceased to serve as the Company’s Interim Chief Financial Officer. Mr. Sharp’s biography is below. The Company is conducting a search for a permanent Chief Financial Officer.

Mr. Sharp, age 61, is a seasoned finance executive with more than 30 years of experience in financial and business planning and currently serves as a Senior Director at Lohman & Associates. He has served as Chief Financial Officer for several biopharmaceutical companies since April 2007. He has been Chief Financial Officer of Skye Bioscience, Inc. since March 31, 2026. From December 2022 to October 2025, he served as Chief Financial Officer of SaNOtize Research and Development Corp. Prior to this, he served as Chief Financial Officer of PhaseBio Pharmaceuticals, Inc. from April 2016 to November 11, 2022; of HUYA Bioscience International, LLC, from March 2014 to December 2015; and of Nasdaq-listed Ligand Pharmaceuticals from April 2007 to March 2014. He is also a former auditor with PricewaterhouseCoopers LLP. Mr. Sharp received a BS in business administration with an emphasis in accounting from San Diego State University and is a certified public accountant (inactive) in California.

Effective June 25, 2026, in connection with the appointment of Mr. Sharp, the Company entered into Scope of Work Number Five (“SOW5”), which sets forth the services to be provided by Mr. Sharp as the Company’s Interim Chief Financial Officer. The SOW5 is subject to the provisions of a Master Services Agreement, dated August 21, 2024 (the “Master Services Agreement”), between the Company and Lohman & Associates, Inc. (“L&A”), pursuant to which L&A agreed to provide accounting, business strategy and consulting, fractional chief financial officer services, and human resources consulting services to the Company, as more specifically set forth in one or more Statements of Work (“SOWs”) issued under the Master Services Agreement and signed by the Company and L&A, including SOW5. Pursuant to the Master Services Agreement and SOW5, L&A will bill the Company at a flat rate of $455/hour for up to 24 hours per week of Mr. Sharp’s services as the Company’s Interim Chief Financial Officer. Any services above 24 hours in a week, any out-of-scope services, any travel or lodging expenses, any technology or administrative surcharges, and any changes to the hourly rates set forth therein must be approved in writing by the parties.

Except as set forth above, there are no arrangements or understandings between Mr. Sharp and any other person that resulted in Mr. Sharp's appointment as Chief Financial Officer of the Company. Mr. Sharp has no family relationships that are required to be disclosed pursuant to Item 401(d) of Regulation S-K. There are no related-party transactions between the Company and Mr. Sharp that would require disclosure under Item 404 of Regulation S-K.

The foregoing descriptions of the MSA and the Statement of Work are not intended to be complete and are subject to and qualified in their entirety by reference to the full text of the MSA and the Statement of Work, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Resignation of Steven Zelenkofske

On June 28, 2026, Steven Zelenkofske, a Class III member of the Board, notified the Company of his resignation from the Board, effective June 30, 2026. Mr. Zelenkofske’s resignation was not the result of any disagreement with the Company regarding any matter relating to the Company’s operations, policies, or practices.

Realignment of Classes of the Board of Directors

In connection with Dr. Zelenkofske’s resignation, the Board approved a process to realign its members so that the Board would be divided into three classes as nearly equal in size as practicable. Accordingly, on June 29, 2026, Dr. Glynn Wilson resigned as a Class I director. The Board appointed him as a Class III director, effective immediately, to serve until the Corporation’s 2028 annual meeting of stockholders, or until his successor is duly elected and qualified, or until his earlier death, resignation, or removal. In addition, the Board reappointed Dr. Wilson to the Audit Committee and the Nominating and Corporate Governance Committee. Dr. Wilson was also appointed to the Compensation Committee. Dr. Wilson will continue to receive the standard compensation available to the Company’s non-employee directors, which, for the fiscal year ending December 31, 2026, is an annual fee of $35,000 for serving on the Board, as well as equity awards from time to time.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are furnished with this Current Report on Form 8-K:

Exhibit Number	Exhibit Description
10.1	Master Services Agreement, dated August 21, 2024, between the Company and Lohman & Associates, Inc.
10.2	Statement of Work Number Five, effective as of June 25, 2026, pursuant to Master Services Agreement
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within in the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 29, 2026	CADRENAL THERAPEUTICS, INC.

	By:	/s/ Quang X. Pham
	Name:	Quang X. Pham
	Title:	Chairman and Chief Executive Officer

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